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                                                                    EXHIBIT 21.1


                   SUBSIDIARIES OF BRYLANE INC./BRYLANE, L.P.

VP Holding Corporation, a Delaware corporation/1/

VGP Corporation, a Delaware corporation/2/

VLP Corporation, a Delaware corporation/2/

Brylane, L.P., a Delaware limited partnership/3/

Brylane Capital Corp., a Delaware corporation/4/

B.L. Management Services, Inc., a Delaware corporation/4/

B.L. Catalog Distribution, Inc., a Delaware corporation/4/

B.N.Y. Service Corp., a Delaware corporation/4/

K.S. Management Services, Inc./4/

B.L. Management Services Partnership, a New York general partnership/5/

B.L. Catalog Distribution Partnership, an Indiana general partnership/6/

C.O.B. Management Services, Inc., a Delaware corporation/4/

Chadwick's Tradename Sub, Inc., a Delaware corporation/4/

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/1/       100% of the issued and outstanding shares of common stock of VP
Holding Corporation are owned by Brylane Inc.

/2/       100% of the issued and outstanding shares of common stock of each of these entities is owned by VP Holding Corporation.

/3/       VGP Corporation owns the sole general partnership interest in Brylane,
L.P., with a 16.6% profit and loss interest therein; VLP Corporation owns the sole limited partnership interest in Brylane, L.P., with a 83.4% profit and loss interest therein.

/4/       100% of the issued and outstanding shares of common stock of each of these entities is owned by Brylane, L.P.

/5/       B.N.Y. Service Corp. owns a 99% general partnership interest in this partnership; B.L. Management Services, Inc. owns the remaining 1% general partnership interest.

/6/       Brylane, L.P. owns a 99% general partnership interest in this partnership; B.L. Catalog Distribution, Inc. owns the remaining 1% general partnership interest.